Blue Owl Capital Corporation Announces December 31, 2025 Financial Results

NEW YORK — February 18, 2026 — Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC” or the “Company”) today announced financial results for its fourth quarter and year ended December 31, 2025.

FOURTH QUARTER 2025 HIGHLIGHTS

•Fourth quarter GAAP net investment income (“NII”) per share of $0.38
•Fourth quarter adjusted NII per share(1) of $0.36, consistent with the prior quarter of $0.36
•Dividends declared for the fourth quarter were $0.37 per share, representing an annualized dividend yield of 10.0%(2)
•Net asset value ("NAV") per share of $14.81, as compared with $14.89 as of September 30, 2025, driven primarily by credit-related markdowns on a small number of names, partially offset by accretive share repurchases
•New investment commitments for the fourth quarter were $684 million and sales and repayments were $1.4 billion, as compared with $1.3 billion of new investment commitments and $797 million of sales and repayments for the three months ended September 30, 2025
•Investments on non-accrual represented 2.3% and 1.1% of the portfolio at cost and fair value, respectively, as compared with 2.7% and 1.3% as of September 30, 2025
•OBDC repurchased approximately $148 million of OBDC common stock at 86% price-to-book value
•The Board of Directors (the "Board") approved a new $300 million share repurchase program, replacing the prior $200 million authorization
•In January 2026, received Moody's upgrade to Baa2 given view on credit profile and liability management
•Announced today that OBDC and certain other Blue Owl BDCs entered into agreements to sell $1.4 billion of investments to institutional investors, including $400 million of investments from OBDC

“OBDC closed the year with strong fourth quarter earnings and credit performance, reflecting the health of our borrowers and our defensive, senior secured strategy focused on the upper middle market,” said Craig W. Packer, Chief Executive Officer. “Demonstrating our conviction in OBDC's strategy and long-term value, we repurchased approximately $148 million of OBDC's common stock during the quarter, accretive to NAV per share and the largest quarterly repurchase activity in our history."

Mr. Packer continued, “Today we announced the sale of $1.4 billion of direct lending investments at book value across three Blue Owl BDCs, including $400 million from OBDC consisting of partial sales across existing portfolio companies. What began as a targeted transaction to provide liquidity to OBDC II shareholders attracted significant interest from sophisticated institutional investors, allowing us to opportunistically extend the sale to OBDC. We expect this transaction to reduce leverage, modestly increase portfolio diversity and create additional capacity to invest in compelling new opportunities for the benefit of OBDC shareholders.”

Stock Repurchases
On November 4, 2025, the Board approved a $200 million stock repurchase program, for which purchases may be made at management's discretion from time to time in open market transactions. As of December 31, 2025, the Company repurchased approximately $148 million of OBDC common stock at 86% of price-to-book value, accretive to net asset value per share in the fourth quarter.

On February 18, 2026 the Board approved a new repurchase program of up to $300 million of the Company's common stock, replacing the prior $200 million authorization.

Asset Sale
Today, certain Blue Owl business development companies announced the opportunistic sale of $1.4 billion of direct lending investments, including $400 million from OBDC, to leading North American public pension and insurance investors. The OBDC investments will be sold at fair value, equivalent to a purchase price of 99.8% of par value as of February 12, 2026. The OBDC investments being sold span 74 portfolio companies across 24 industries, with an average investment size of $5 million. This strategic transaction enhances balance sheet flexibility, modestly increases portfolio diversity and creates additional capacity to deploy capital into attractive, risk-adjusted investment opportunities.

Dividend Declaration
The Board declared a first quarter 2026 regular dividend of $0.37 per share for stockholders of record as of March 31, 2026, payable on or before April 15, 2026.

______________________
(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the merger between the Company and Blue Owl Capital Corp. III ("OBDE") (such merger, the "OBDE Merger"), which closed on January 13, 2025. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
(2) Dividend yield based on OBDC’s annualized Q4 2025 regular dividend of $0.37 per share payable to shareholders of record as of December 31, 2025, and Q4 2025 NAV per share of $14.81.

SELECT FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
($ in thousands, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024
GAAP results:
Net investment income per share	$0.38	$0.37	$0.47
Net realized and unrealized gains (losses) per share	$(0.14)	$(0.12)	$(0.08)
Net increase (decrease) in net assets resulting from operations per share	$0.23	$0.25	$0.40

Non-GAAP financial measures(1):
Adjusted net investment income per share	$0.36	$0.36	$0.47
Adjusted net realized and unrealized gains (losses) per share	$(0.13)	$(0.11)	$(0.08)
Adjusted net increase (decrease) in net assets resulting from operations per share	$0.23	$0.25	$0.40

Regular dividend declared per share	$0.37	$0.37	$0.37
Supplemental dividend declared per share	$—	$—	$0.05

Total investments at fair value	$16,470,893	$17,136,548	$13,194,545
Total debt outstanding (net of unamortized debt issuance costs)	$9,300,076	$9,528,525	$7,457,702
Net assets	$7,397,279	$7,611,271	$5,952,841
Net asset value per share	$14.81	$14.89	$15.26
Net debt-to-equity	1.19x	1.22x	1.19x
______________________
(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

PORTFOLIO COMPOSITION

As of December 31, 2025, the Company had investments in 234 portfolio companies across 30 industries, with an aggregate portfolio size of $16.5 billion at fair value and an average investment size of $70.4 million at fair value.

	December 31, 2025		September 30, 2025
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured debt investments[1]	$12,048,934	73.1%	$12,755,706	74.4%
Second-lien senior secured debt investments	848,575	5.2%	871,481	5.1%
Specialty finance debt investments	157,297	1.0%	155,201	0.9%
Unsecured debt investments	399,962	2.4%	391,717	2.3%
Preferred equity investments	568,977	3.5%	565,961	3.3%
Common equity investments	644,304	3.9%	694,041	4.1%
Specialty finance equity	1,386,739	8.4%	1,302,573	7.6%
Joint ventures	416,105	2.5%	399,868	2.3%
Total investments	$16,470,893	100.0%	$17,136,548	100.0%
(1) We consider 50.3% and 51.8% of first-lien senior secured debt investments to be unitranche loans as of December 31, 2025 and September 30, 2025, respectively.

	December 31, 2025	September 30, 2025
Number of portfolio companies	234	238
Percentage of debt investments at floating rates	96.4%	97.4%
Percentage of senior secured debt investments	79.3%	80.4%
Weighted average spread over base rate of all floating rate debt investments	5.7%	5.7%
Weighted average total yield of accruing debt and income-producing securities at fair value	10.0%	10.3%
Weighted average total yield of accruing debt and income-producing securities at cost	10.1%	10.4%
Percentage of investments on non-accrual of the portfolio at fair value	1.1%	1.3%

PORTFOLIO AND INVESTMENT ACTIVITY

Full Year
For the year ended December 31, 2025, new investment commitments totaled $4.3 billion across 43 new portfolio companies and 81 existing portfolio companies. For the year ended December 31, 2024, new investment commitments were $7.3 billion across 93 new portfolio companies and 68 existing portfolio companies.

For the year ended December 31, 2025, the principal amount funded totaled $3.3 billion and aggregate principal amount of sales and repayments totaled $5.2 billion. For the year ended December 31, 2024, the principal amount of new investments funded was $5.9 billion and aggregate principal amount of sales and repayments was $5.1 billion.

Fourth Quarter
For the three months ended December 31, 2025, new investment commitments totaled $684 million across 12 new portfolio companies and 17 existing portfolio companies. For the three months ended September 30, 2025, new investment commitments were $1.3 billion across 13 new portfolio companies and 23 existing portfolio companies.

For the three months ended December 31, 2025, the principal amount funded totaled $521 million and aggregate principal amount of sales and repayments totaled $1.4 billion. For the three months ended September 30, 2025, the principal amount of new investments funded was $963 million and aggregate principal amount of sales and repayments was $797 million.

	For the Years Ended December 31,
($ in thousands)	2025	2024
New investment commitments:
Gross originations	$4,317,221	$7,384,171
Less: Sell downs	(19,210)	(53,334)
Total new investment commitments	$4,298,011	$7,330,837
Principal amount of new investments funded:
First-lien senior secured debt investments	$2,464,488	$5,080,186
Second-lien senior secured debt investments	205,340	30,000
Specialty finance debt investments	48,472	22,078
Unsecured debt investments	60,502	132,135
Preferred equity investments	57,399	2,347
Common equity investments	50,992	880
Specialty finance equity investments	289,253	324,121
Joint venture investments	126,433	337,596
Total principal amount of new investments funded	$3,302,879	$5,929,343

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$726,965	$—

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(4,417,287)	$(3,573,559)
Second-lien senior secured debt investments	(371,534)	(1,026,330)
Specialty finance debt investments	—	(3,611)
Unsecured debt investments	(89,414)	(152,427)
Preferred equity investments	(24,646)	(48,960)
Common equity investments	(143,731)	(3,175)
Specialty finance equity investments	(142,365)	(82,709)
Joint venture investments	—	(191,151)
Total principal amount of investments sold or repaid	$(5,188,977)	$(5,081,922)

Number of new investment commitments in new portfolio companies(2)	43	93
Average new investment commitment amount in new portfolio companies	54,812	$56,012
Weighted average term for new investment commitments (in years)	5.9	5.4
Percentage of new debt investment commitments at floating rates	95.9%	98.1%
Percentage of new debt investment commitments at fixed rates	4.1%	1.9%
Weighted average interest rate of new investment commitments(3)	8.8%	9.7%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	5.1%	5.3%
_____________________
(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.65% and 4.31% as of December 31, 2025 and 2024, respectively.

	For the Three Months Ended
($ in thousands)	December 31, 2025	September 30, 2025
New investment commitments
Gross originations	$690,694	$1,347,128
Less: Sell downs	(6,325)	(9,127)
Total new investment commitments	$684,369	$1,338,001
Principal amount of new investments funded:
First-lien senior secured debt investments	$417,161	$786,960
Second-lien senior secured debt investments	—	—
Specialty finance debt investments	2,473	20,406
Unsecured debt investments	—	4,694
Preferred equity investments	2,195	6,961
Common equity investments	20,809	17,796
Specialty finance equity investments	59,837	115,151
Joint venture investments	18,069	11,473
Total principal amount of new investments funded	$520,544	$963,441

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$299,042	$106,648

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	(1,325,006)	(711,677)
Second-lien senior secured debt investments	—	(8,000)
Specialty finance debt investments	—	—
Unsecured debt investments	(2,838)	—
Preferred equity investments	(6,889)	(2,448)
Common equity investments	(59,778)	(4,694)
Specialty finance equity investments	(12,010)	(70,303)
Joint venture investments	—	—
Total principal amount of investments sold or repaid	$(1,406,521)	$(797,122)
Number of new investment commitments in new portfolio companies(2)	12	13
Average new investment commitment amount in new portfolio companies	$39,142	$62,419
Weighted average term for new investment commitments (in years)	6.3	5.6
Percentage of new debt investment commitments at floating rates	83.9%	97.4%
Percentage of new debt investment commitments at fixed rates	16.1%	2.6%
Weighted average interest rate of new investment commitments(3)	8.7%	9.0%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	4.8%	5.0%
_____________________
(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.65% and 3.98% as of December 31, 2025 and September 30, 2025, respectively.

RESULTS OF OPERATIONS FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2025

Investment Income
Investment income decreased to $448 million for the three months ended December 31, 2025 from $453 million for the three months ended September 30, 2025, primarily driven by the impact of lower base rates on floating-rate assets. Income associated with unscheduled paydowns increased to $16.0 million for the three months ended December 31, 2025 from $11.1 million for the same period in prior quarter due to a higher level of unscheduled repayment related activity. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments.

Expenses
Total expenses decreased to $253 million for the three months ended December 31, 2025 from $260 million for the three months ended September 30, 2025, primarily due to lower operating expenses and the impact of lower base rates on the Company's floating-rate liabilities. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses decreased slightly period-over-period.

Liquidity and Capital Resources
As of December 31, 2025, the Company had $569 million in cash and restricted cash, $9.4 billion in total principal value of debt outstanding, including $3.6 billion of undrawn capacity(1) on the Company’s credit facilities and $5.0 billion of unsecured notes. The funding mix was composed of 46.5% secured and 53.5% unsecured borrowings as of December 31, 2025 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of December 31, 2025. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:
The conference call will be broadcast live on February 19, 2026 at 10:00 a.m. Eastern Time on the News & Events section of OBDC’s website at www.blueowlcapitalcorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:
•Domestic: (877) 737-7048
•International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:
An archived replay will be available for 14 days via a webcast link located on the News & Events section of OBDC’s website, and via the dial-in numbers listed below:
•Domestic: (877) 660-6853
•International: +1 (201) 612-7415
•Access Code: 13757813

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(1) Reflects undrawn debt which is based on committed debt less debt outstanding as of December 31, 2025.

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2025, OBDC had investments in 234 portfolio companies with an aggregate fair value of $16.5 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Blue Owl's Credit platform.

Certain information contained herein may constitute "forward-looking statements" that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC's filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:
BDC Investor Relations
Michael Mosticchio
credit-ir@blueowl.com

Media Contact:
Prosek Partners
Josh Clarkson
pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024
Investments at fair value	$16,470,893	$17,136,548	$13,194,545
Total assets	$17,186,365	$17,605,091	$13,865,564
Net asset value per share	$14.81	$14.89	$15.26

GAAP results:
Total investment income	$447,750	$453,065	$394,392
Net investment income	$192,260	$190,084	$184,246
Net increase (decrease) in net assets resulting from operations	$119,085	$128,181	$154,885

GAAP per share results:
Net investment income	$0.38	$0.37	$0.47
Net realized and unrealized gains (losses)	$(0.14)	$(0.12)	$(0.08)
Net increase (decrease) in net assets resulting from operations(1)	$0.23	$0.25	$0.40

Non-GAAP financial measures(2):
Adjusted total investment income	$439,500	$446,307	$394,392
Adjusted net investment income	$184,010	$183,326	$184,246
Adjusted net increase (decrease) in net assets resulting from operations	$119,086	$128,181	$154,885

Non-GAAP per share financial measures(2):
Adjusted net investment income	$0.36	$0.36	$0.47
Adjusted net realized and unrealized gains (losses)	$(0.13)	$(0.11)	$(0.08)
Adjusted net increase (decrease) in net assets resulting from operations(1)	$0.23	$0.25	$0.40

Base dividend declared per share	$0.37	$0.37	$0.37
Supplemental dividend declared per share	$—	$—	$0.05

Weighted average yield of accruing debt and income producing securities at fair value	10.0%	10.3%	11.1%
Weighted average yield of accruing debt and income producing securities at amortized cost	10.1%	10.4%	11.2%
Percentage of debt investments at floating rates	96.4%	97.4%	96.4%
______________________
(1) Totals may not sum due to rounding. (2) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in thousands, except share and per share amounts)

	As of December 31, 2025	As of December 31, 2024
Assets
Investments at fair value:
Non-controlled, non-affiliated investments (amortized cost of $14,060,097 and $11,511,987, respectively)	$13,995,055	$11,451,457
Non-controlled, affiliated investments (amortized cost of $176,078 and $233,105, respectively)	114,192	235,060
Controlled, affiliated investments (amortized cost of $2,181,604, and $1,424,298, respectively)	2,361,646	1,508,028
Total investments at fair value (amortized cost of $16,417,779 and $13,169,390, respectively)	16,470,893	13,194,545
Cash (restricted cash of $47,448 and $82,387, respectively)	558,703	505,692
Foreign cash (cost of $9,722 and $8,539, respectively)	9,839	8,464
Interest and dividend receivable	104,576	105,881
Receivable from a controlled affiliate	26,846	16,970
Prepaid expenses and other assets	15,508	34,012
Total Assets	$17,186,365	$13,865,564
Liabilities
Debt (net of unamortized debt issuance costs of $93,186 and $84,363, respectively)	$9,300,076	$7,457,702
Distribution payable	184,877	144,381
Management fee payable	63,145	49,058
Incentive fee payable	38,899	39,082
Payables to affiliates	12,572	6,083
Accrued expenses and other liabilities	189,517	216,417
Total Liabilities	$9,789,086	$7,912,723
Commitments and contingencies (Note 8)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 499,448,499 and 390,217,304 shares issued and outstanding, respectively	4,994	3,902
Additional paid-in-capital	7,512,234	5,919,539
Accumulated undistributed (overdistributed) earnings	(119,949)	29,400
Total Net Assets	$7,397,279	$5,952,841
Total Liabilities and Net Assets	$17,186,365	$13,865,564
Net Asset Value Per Share	$14.81	$15.26

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

	For the Year Ended December 31,
	2025	2024	2023
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$1,430,860	$1,168,652	$1,209,536
Payment-in-kind (“PIK”) interest income	124,592	172,852	169,763
Dividend income	83,813	78,482	72,936
Other income	19,735	22,451	14,755
Total investment income from non-controlled, non-affiliated investments	1,659,000	1,442,437	1,466,990
Investment income from non-controlled, affiliated investments:
Interest income	1,685	1,038	—
Payment-in-kind (“PIK”) interest income	2,835	1,128	—
Dividend income	961	932	252
Other income	122	40	—
Total investment income from non-controlled, affiliated investments	5,603	3,138	252
Investment income from controlled, affiliated investments:
Interest income	40,237	30,308	20,174
Payment-in-kind (“PIK”) interest income	—	1,666	1,934
Dividend income	146,337	118,538	91,802
Other income	127	671	942
Total investment income from controlled, affiliated investments	186,701	151,183	114,852
Total Investment Income	1,851,304	1,596,758	1,582,094
Operating Expenses
Interest expense	595,752	464,915	436,306
Management fees, net(1)	251,984	193,570	191,622
Performance based incentive fees	162,400	157,193	159,857
Professional fees	13,748	13,602	15,532
Directors' fees	1,718	1,280	1,280
Other general and administrative	13,343	13,495	11,127
Total Operating Expenses	1,038,945	844,055	815,724
Net Investment Income (Loss) Before Taxes	812,359	752,703	766,370
Income tax expense (benefit), including excise tax expense (benefit)	12,001	11,646	12,759
Net Investment Income (Loss) After Taxes	$800,358	$741,057	$753,611
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(40,597)	$(45,932)	$90,497
Non-controlled, affiliated investments	(61,023)	951	1,033
Controlled, affiliated investments	93,494	(3,438)	213
Translation of assets and liabilities in foreign currencies and other transactions	17,508	(1,041)	5,808
Income tax (provision) benefit	(3,084)	(709)	(4,605)
Total Net Change in Unrealized Gain (Loss)	6,298	(50,169)	92,946
Net realized gain (loss):
Non-controlled, non-affiliated investments	(172,317)	(62,453)	(52,003)
Non-controlled, affiliated investments	—	1,827	—
Controlled, affiliated investments	65	(25,771)	—
Foreign currency transactions	(6,997)	(9,511)	(1,242)
Total Net Realized Gain (Loss)	(179,249)	(95,908)	(53,245)
Total Net Realized and Change in Unrealized Gain (Loss)	(172,951)	(146,077)	39,701
Net Increase (Decrease) in Net Assets Resulting from Operations	$627,407	$594,980	$793,312
Earnings Per Share - Basic and Diluted	$1.24	$1.53	$2.03
Weighted Average Shares Outstanding - Basic and Diluted	506,099,539	390,068,596	390,104,585
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(1) Refer to 10-K Note 3 “Agreements and Related Party Transactions” for additional details on management fee waiver.

NON-GAAP FINANCIAL MEASURES
On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share”: represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.
•“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represents net investment income, excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.
•“Adjusted Net Realized and Unrealized Gains (Losses)” and “Adjusted Net Realized and Unrealized Gains (Losses) Per Share”: represents net realized and unrealized gains (losses) excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.
•“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses).

The OBDE Merger was accounted for as an asset acquisition in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to the stockholders of OBDE was allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OBDE Merger. Additionally, immediately following the completion of the OBDE Merger, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the OBDE Merger because these amounts do not impact the fees payable to Blue Owl Credit Advisors LLC (the “Adviser”) under the fourth amended and restated investment advisory agreement (the “Investment Advisory Agreement”) between the Company and the Adviser, and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses)”, “Adjusted Net Realized and Unrealized Gains (Losses) Per Share”, “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share” are useful to investors as they exclude the non-cash income and gain/loss resulting from the OBDE Merger and are used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation of incentive fees payable to the Adviser under the Investment Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	December 31, 2025		September 30, 2025		December 31, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Total investment income	$448	$0.88	$453	$0.89	$394	$1.01
Less: purchase discount amortization	(8)	(0.02)	(7)	(0.01)	—	—
Adjusted total investment income(1)	$440	$0.87	$446	$0.87	$394	$1.01

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	December 31, 2025		September 30, 2025		December 31, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$192	$0.38	$190	$0.37	$184	$0.47
Less: purchase discount amortization	(8)	(0.02)	(7)	(0.01)	—	—
Adjusted net investment income(1)	$184	$0.36	$183	$0.36	$184	$0.47

The following table provides a reconciliation of net realized and unrealized gains (losses) (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses) for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	December 31, 2025		September 30, 2025		December 31, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net realized and unrealized gains (losses)	$(73)	$(0.14)	$(62)	$(0.12)	$(29)	$(0.08)
Net change in unrealized (appreciation) depreciation due to the purchase discount	10	0.02	7	0.01	—	—
Realized gain (loss) due to the purchase discount(2)	(2)	—	—	—	—	—
Adjusted net realized and unrealized gains (losses)(1)	$(65)	$(0.13)	$(55)	$(0.11)	$(29)	$(0.08)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted net increase (decrease) in net assets resulting from operations for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	December 31, 2025		September 30, 2025		December 31, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$119	$0.23	$128	$0.25	$155	$0.40
Less: purchase discount amortization	(8)	(0.02)	(7)	(0.01)	—	—
Net change in unrealized (appreciation) depreciation due to the purchase discount	10	0.02	7	0.01	—	—
Realized gain (loss) due to the purchase discount(2)	(2)	—	—	—	—	—
Adjusted net increase (decrease) in net assets resulting from operations(1)	$119	$0.23	$128	$0.25	$155	$0.40

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(1) Totals may not sum due to rounding.
(2) Per share amounts round down to less than $0.01.